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                                                                      Exhibit 21


                           SOLUTIA AND SUBSIDIARIES

Solutia Inc.

        Monchem Inc. (Delaware)
        Solutia Greater China, Inc. (Delaware)
                Monsanto Chemical Company Ltd. (60% owned) (China)
        Solutia Services, Inc. (Delaware)
        Solutia International Sales, Inc. (Barbados)
        Beamer Road Management Company (Delaware)
        Monchem International, Inc. (Delaware)
                Solutia Argentina S.R.L. (Argentina)
                Solutia Australia Pty. Ltd. (Australia)
                Solutia Europe N.V./ S.A. (Belgium)
                        Solutia Services International N.V./S.A. (Belgium)
                  Solutia Participacoes Ltda. (Brazil)
                        Solutia Brasil Ltda. (Brazil)
                Solutia Canada Inc. (Canada)
                Solutia Colombia Ltda. (Colombia)
                Solutia France S.A.R.L. (France)
                Solutia Deutschland GmbH (Germany)
                Solutia Hong Kong Limited (Hong Kong)
                Solutia China Limited (Hong Kong)
                Solutia Italia S.r.L. (Italy)
                Solutia Japan Ltd. (Japan)
                Solutia Korea Ltd. (Korea)
                Solutia Mexico, S. de R.L. de C.V. (Mexico)
                Solutia Singapore Pte. Ltd. (Singapore)
                Solutia South Africa (Pty.) Ltd. (South Africa)
                Solutia Iberia S.L. (Spain)
                Solutia (Thailand) Ltd. (Thailand)
                Solutia U.K. Ltd. (United Kingdom)
                Solutia Inter-America, Inc. (Delaware)
                Solutia Taiwan, Inc. (Delaware)
                Solutia Venezuela, S.R.L. (Venezuela)